EXHIBIT 99.5


     1. Joint Filing. Each of the undersigned persons does hereby agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of shares of Common Stock of Greyhound Lines, Inc.

     2. Power of Attorney. Know all persons by these presents that each person whose signature appears below constitutes and appoints John N. Alexander and Gerald R. Connor, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D filed on behalf of each or them with respect to their beneficial ownership of Greyhound Lines, Inc., and to file the same, with all exhibits thereto and al documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:          June 6, 1995


                      /s/ Bryan Rakusin
                    Bryan Rakusin


                      /s/ Gerald P. Reid
                    Gerald P. Reid


                      /s/ J. Cameron MacDonald
                    J. Cameron MacDonald


                      /s/ Donald H. Carlisle
                    Donald H. Carlisle


                      /s/ Christine Chin
                    Christine Chin


                      /s/ Peter Chin
                    Peter Chin


                      /s/ David Dorion
                    David Dorion


                      /s/ Richard Hermon
                    Richard Hermon


                      /s/ Robin Randall
                    Robin Randall